EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of EOS, Inc. of our report dated March 20, 2019 relating to the consolidated financial statements of EOS, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ KCCW Accountancy Corp.

Diamond Bar, California

October 9, 2019

KCCW Accountancy Corp. 3333 S. Brea Canyon Rd. #206, Diamond Bar, CA 91765 USA Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com